UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 13, 2006

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                                DST SYSTEMS, INC.
             (Exact Name of registrant as specified in its charter)

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                                    Delaware
                 (State or other jurisdiction of incorporation)

         1-14036                                          43-1581814
(Commission File Number)                       (IRS Employer Identification No.)

333 West 11th Street, Kansas City, Missouri                 64105
(Address of principal executive offices)                  (Zip Code)

                                 (816) 435-1000
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address, if changed since last report).

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 Other Events

Receipt of dividend from Asurion Corporation

On July 13, 2006, DST received a $254 million cash dividend from Asurion Corporation, which is 37.4% owned by DST. The payment was part of a debt-financed distribution made by Asurion to all of its shareholders. Asurion also made dividend-equivalent bonus payments to its stock option holders, and the compensation expense allocable to DST's interest in Asurion is estimated to reduce DST's net income by approximately $8.0 million in the third quarter of 2006. Under the equity method of accounting, the dividend will not be treated as income to DST, and the carrying value of DST's investment in Asurion will be reduced by the amount of the dividend.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DST SYSTEMS, INC.


Date: July 14, 2006                 By:      /s/ Randall D. Young
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                                    Name:  Randall D. Young
                                    Title:  Vice President and General Counsel